Exhibit 21.1
List of Subsidiaries of
Resource Capital Corp.

Subsidiaries	State of Incorporation
860 VDP Preferred SPE, LLC	Delaware
Apidos CDO I, Ltd. (“TRS”)	Cayman Islands
Apidos CDO III, Ltd., (“TRS”)	Cayman Islands
Apidos Cinco CDO, Ltd (“TRS”)	Cayman Islands
Apidos CLO VIII	Cayman Islands
Aspen Park Preferred SPE, LLC	Delaware
Ischus II, LLC	Delaware
Kempton Downs Preferred SPE, LLC	Delaware
Life Care Funding, LLC	New York
Long Term Care Conversion Funding, LLC	New York
Lynnfield Holdings, LLC	Delaware
Lynnfield Member LLC	Delaware
Moselle CLO SA	Delaware
NEW NP, LLC	Delaware
Primary Capital Mortgage, LLC (F/K/A Primary Capital Advisors, LC)	Georgia
RCC Commercial II, Inc.	Delaware
RCC Commercial III, Inc.	Delaware
RCC Commercial, Inc.	Delaware
RCC Mayfair Holdings, LLC	Delaware
RCC Mayfair, LLC	Delaware
RCC OIP, LLC	Delaware
RCC Plaza Lofts 22, LLC	Delaware
RCC Real Estate Acquisition SPE, LLC	Delaware
RCC Real Estate SPE 2, LLC	Delaware
RCC Real Estate SPE 3, LLC	Delaware
RCC Real Estate SPE 4, LLC	Delaware
RCC Real Estate SPE 5, LLC	Delaware
RCC Real Estate SPE 6, LLC	Delaware
RCC Real Estate SPE, LLC	Delaware
RCC Real Estate, Inc.	Delaware
RCC Resdential Acquisition, LLC	Delaware
RCC Residential Adminstrator, LLC	Delaware
RCC Residential Depositor, LLC	Delaware
RCC Residential Opportunities Trust	Delaware
RCC Residential Portfolio TRS, Inc.	Delaware
RCC Residential Portfolio, Inc.	Delaware
RCC SLH, LLC	Delaware
RCC Trust II	Delaware
RCC VIP Holdings, LLC	Delaware
RCC VIP Investor, LLC	Delaware
RCM Global Manager, LLC	Delaware
RCM Global, LLC	Delaware
Resource Capital Asset Management, LLC	Delaware
Resource Capital Corp CRE Notes 2013 Ltd.	Cayman Island
Resource Capital Corp CRE Notes 2013, LLC	Delaware
Resource Capital Corp. 2014-CRE2, LLC	Delaware
Resource Capital Corp. 2014-CRE2, Ltd.	Cayman Island

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Resource Capital Corp. 2015-CRE3, LLC	Delaware
Resource Capital Corp. 2015-CRE3, Ltd.	Cayman Island
Resource Capital Corp. 2015-CRE4, LLC	Delaware
Resource Capital Corp. 2015-CRE4, Ltd.	Cayman Island
Resource Capital Corp. 2017-CRE5, LLC	Delaware
Resource Capital Corp. 2017-CRE5, Ltd	Cayman Island
Resource Capital Trust I	Delaware
Resource Real Estate Funding 2006-1 CDO Investor, LLC	Delaware
Resource Real Estate Funding 2007-1 CDO Investor, LLC	Delaware
Resource Real Estate Funding 2013 Notes Investor, LLC	Delaware
Resource Real Estate Funding 2014-CRE2 Investor, LLC	Delaware
Resource Real Estate Funding 2014-CRE2 Investor, Ltd.	Cayman Island
Resource Real Estate Funding 2015-CRE3 Investor, LLC	Delaware
Resource Real Estate Funding 2015-CRE3 Investor, Ltd.	Cayman Island
Resource Real Estate Funding 2015-CRE4 Investor, LLC	Delaware
Resource Real Estate Funding 2017-CRE5 Investor, LLC	Delaware
Resource Real Estate Funding CDO 2006-1 Ltd.	Cayman Island
Resource Real Estate Funding CDO 2006-1, LLC	Delaware
Resource Real Estate Funding CDO 2007-1 Ltd.	Cayman Island
Resource Real Estate Funding CDO 2007-1, LLC	Delaware
Resource TRS III, LLC	Delaware
RCC TRS, LLC	Delaware
Resource TRS IV, LLC	Delaware
Resource TRS LLC	Delaware
Resource TRS V, LLC	Delaware
RRE VIP Borrower, LLC	Delaware
RREF 2006 REO, LLC	Delaware
RREF 2007 REO, LLC	Delaware
RSO 2015-CRE4 Junior Securities Investor, LLC	Delaware
RSO EquityCO, LLC	Delaware
RSO REPO SPE TRUST 2015	New York
Sportmen's Lodge Preferred SPE, LLC	Delaware
Sportmen's Preferred SPE, LLC	Delaware
VDP Holdings, LLC	Delaware
Whitney CLO, Ltd. (TRS)	Cayman Island
ZWH4, LLC	Delaware

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